UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2022

Whitestone REIT
(Exact name of registrant as specified in charter)

Maryland	001-34855	76-0594970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner,	Suite 500,	77063
Houston,	Texas
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 827-9595
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule #14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, par value $0.001 per share	WSR	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) Departure of Chief Operating Officer

John Dee’s employment with Whitestone REIT (the "Company") ended effective February 9, 2022 (the “Termination Date”). Mr. Dee served as the Company's Chief Operating Officer.

In connection with his departure, Mr. Dee will receive all unpaid salary and accrued vacation with respect to periods ending on or before the Termination Date.

(b) Departure of Executive Vice President of Acquisitions and Asset Management

Bradford Johnson’s employment with Whitestone REIT (the "Company") ended effective February 9, 2022 (the “Termination Date”). Mr. Johnson served as the Company's Executive Vice President of Acquisitions and Asset Management.

In connection with his departure, Mr. Johnson will receive all unpaid salary and accrued vacation with respect to periods ending on or before the Termination Date.

(c) Appointment of Chief Operating Officer

On February 9, 2022, Christine Mastandrea, the current Executive Vice President of Corporate Strategy of the Company, was appointed as the Company’s Chief Operating Officer.

Ms. Mastandrea served as Executive Vice President of Corporate Strategy of the Company since 2013. Prior to joining Whitestone, Ms. Mastandrea worked in banking at Robert W. Baird & Co. and advised Whitestone on some of its highest priority projects, including the Company’s IPO in 2010. She is also an adjunct professor at the Jones Graduate School of Business at Rice University.

The terms of Ms. Mastandrea’s compensation as Chief Operating Officer have not yet been determined. In accordance with Instruction 2 of Item 5.02 of Form 8-K, the Company will amend this Current Report on Form 8-K within four business days after such information is determined or becomes available.

Other than James C. Mastandrea, who is a Trustee of the Company, there are no family relationships between Ms. Mastandrea and any Company trustee or executive officer, and no arrangements or understandings between Ms. Mastandrea and any other person pursuant to which she was selected as an officer. Ms. Mastandrea is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Appointment of Corporate Secretary

On February 9, 2022, Peter Tropoli, the current General Counsel of the Company, was appointed as the Company’s Corporate Secretary, in addition to his duties as General Counsel. Mr. Tropoli joined the Company in 2019, having previously served in various capacities with Luby’s, Inc. from 2001-2019 including Chief Operating Officer, General Counsel, Corporate Secretary and member of the Board of Directors.

The terms of Mr. Tropoli’s compensation as General Counsel and Corporate Secretary have not yet been determined. In accordance with Instruction 2 of Item 5.02 of Form 8-K, the Company will amend this Current Report on Form 8-K within four business days after such information is determined or becomes available.

There are no family relationships between Mr. Tropoli and any Company trustee or executive officer, and no arrangements or understandings between Mr. Tropoli and any other person pursuant to which he was selected as an officer. Mr. Tropoli is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Appointment of Vice President of Human Resources

On February 9, 2022, Michelle Siv, the current Director of Human Resources, was appointed as the Company’s Vice President of Human Resources. Ms. Siv joined the Company in 2014.

The terms of Ms. Siv’s compensation as Vice President of Human Resources have not yet been determined. In accordance with Instruction 2 of Item 5.02 of Form 8-K, the Company will amend this Current Report on Form 8-K within four business days after such information is determined or becomes available.

There are no family relationships between Ms. Siv and any Company trustee or executive officer, and no arrangements or understandings between Ms. Siv and any other person pursuant to which she was selected as an officer. Ms. Siv is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company on February 14, 2022 announcing the Company’s leadership transition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This information set forth under Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated February 14, 2022

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT
(Registrant)

Date:	February 14, 2022	By: /s/ John Scott Hogan
Name: John Scott Hogan Title: Chief Financial Officer